Exhibit 2.2

BYLAWS

OF

FIG PUBLISHING, INC.

(a Delaware corporation)

Adopted as of April 17, 2020

Table of Contents

ARTICLE I – MEETINGS OF STOCKHOLDERS		1
1.1	PLACE OF MEETINGS.	1
1.2	ANNUAL MEETING.	1
1.3	SPECIAL MEETING.	1
1.4	ADVANCE NOTICE PROCEDURES FOR BUSINESS BROUGHT BEFORE A MEETING.	1
1.5	NOMINATIONS OF DIRECTORS	4
1.6	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.	4
1.7	QUORUM.	5
1.8	ADJOURNED MEETING; NOTICE.	5
1.9	CONDUCT OF BUSINESS.	5
1.10	VOTING.	5
1.11	STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.	6
1.12	RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.	6
1.13	PROXIES.	7
1.14	INSPECTORS OF ELECTION.	7
ARTICLE II - DIRECTORS		7
2.1	POWERS.	7
2.2	NUMBER OF DIRECTORS.	7
2.3	ELECTION, REMOVAL AND TERM OF OFFICE OF DIRECTORS.	7
2.4	RESIGNATION AND VACANCIES.	8
2.5	PLACE OF MEETINGS; MEETINGS BY TELEPHONE.	8
2.6	REGULAR MEETINGS.	8
2.7	SPECIAL MEETINGS; NOTICE.	8
2.8	QUORUM; ADJOURNMENTS.	9
2.9	BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.	9
2.10	FEES AND COMPENSATION OF DIRECTORS.	9
ARTICLE III - COMMITTEES		9
3.1	COMMITTEES OF DIRECTORS.	9
3.2	COMMITTEE MINUTES.	9
3.3	MEETINGS AND ACTION OF COMMITTEES.	10
ARTICLE IV - OFFICERS		10
4.1	OFFICERS.	10
4.2	APPOINTMENT OF OFFICERS.	10
4.3	SUBORDINATE OFFICERS.	11
4.4	REMOVAL AND RESIGNATION OF OFFICERS.	11
4.5	VACANCIES IN OFFICES.	11
4.6	REPRESENTATION OF SHARES OF OTHER CORPORATIONS.	11
4.7	AUTHORITY AND DUTIES OF OFFICERS.	11

ARTICLE V - RECORDS AND REPORTS		11
5.1	MAINTENANCE AND INSPECTION OF RECORDS.	11
5.2	INSPECTION BY DIRECTORS.	12
ARTICLE VI - GENERAL MATTERS		12
6.1	EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.	12
6.2	TRANSFER AGENT AND REGISTRARS.	12
6.3	STOCK CERTIFICATES; PARTLY PAID SHARES.	12
6.4	SPECIAL DESIGNATION ON CERTIFICATES.	13
6.5	LOST CERTIFICATES.	13
6.6	CONSTRUCTION; DEFINITIONS.	13
6.7	DIVIDENDS.	14
6.8	FISCAL YEAR.	14
6.9	SEAL.	14
6.10	TRANSFER OF STOCK.	14
6.11	STOCK TRANSFER AGREEMENTS.	14
6.12	REGISTERED STOCKHOLDERS.	15
6.13	WAIVER OF NOTICE.	15
ARTICLE VII - NOTICE BY ELECTRONIC TRANSMISSION		15
7.1	NOTICE OR CONSENT BY ELECTRONIC TRANSMISSION.	15
7.2	DEFINITION OF ELECTRONIC TRANSMISSION.	15
ARTICLE VIII - INDEMNIFICATION		15
8.1	INDEMNIFICATION OF DIRECTORS AND OFFICERS.	15
8.2	NON-EXCLUSIVITY OF RIGHTS.	16
8.3	INSURANCE.	16
8.4	CONTINUATION OF INDEMNIFICATION.	16
8.5	AMENDMENT OR REPEAL.	16
ARTICLE IX - AMENDMENTS		16

BYLAWS OF FIG PUBLISHING, INC.

ARTICLE I – MEETINGS OF STOCKHOLDERS

1.1       PLACE OF MEETINGS.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors (the “Board”) of Fig Publishing, Inc. (the “Corporation”). The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

1.2       ANNUAL MEETING.

The annual meeting of stockholders shall be held each year. The Board shall designate the date and time of the annual meeting, taking into account that the annual meeting shall be held as closely as practicable in the same month of each year so as to ensure that the terms of the office of directors shall approximate a complete year in length. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 1.4 of this Article I may be transacted.

1.3       SPECIAL MEETING.

A special meeting of the stockholders may be called at any time by the Board, or by the Secretary of the Corporation upon direction of the Board, pursuant to a resolution adopted by a majority of the entire Board, but such special meetings may not be called by any other person or persons; provided, however, that notwithstanding the foregoing, until such time as OpenDeal Inc. dba Republic or any successor thereto by merger, consolidation, acquisition of all or substantially all assets or otherwise by operation of law (“Parent”) ceases to beneficially own shares of common stock representing at least a majority of the voting power (“Parent Control”) of all the then outstanding shares of common stock of the Corporation entitled to vote at an election of directors (the “Voting Stock”), special meetings of stockholders of the Corporation may be called at any time by the holders of a majority of the Voting Stock. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 1.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

1.4       ADVANCE NOTICE PROCEDURES FOR BUSINESS BROUGHT BEFORE A MEETING.

(a)       At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board, (ii) brought before the meeting by or at the direction of the Board, (iii) brought before the meeting by or at the direction of Parent while the Corporation is under Parent Control or (iv) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record of the Corporation or, if different, the beneficial owner of shares of the Corporation on whose behalf such business is proposed, both at the time of giving the notice provided for in this Section 1.4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with all of the notice procedures set forth in this Section 1.4 as to such business.

(b)        For business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.4(a)(iv), the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such Timely Notice at the times and in the forms required by this Section 1.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)       To be in proper form for purposes of this Section 1.4(b), a stockholder’s notice to the Secretary of the Corporation pursuant to Section 1.4(a)(iv) shall be required to set forth:

(i)       As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appears on the Corporation’s books and records) and (B) the class or series and number of shares of the capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “ Stockholder Information”);

(ii)       As to each Proposing Person, (A) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the capital stock of the Corporation, (B) any rights to dividends on the shares of any class or series of the capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any performance related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the capital stock of the Corporation, (D) if (x) such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (E) any significant equity interests in any principal competitor of the Corporation held by such Proposing Persons, (F) any direct or indirect interest of such Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (G) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (H) any material transaction occurring during the prior twelve months between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand and (I) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation (including their names) (the disclosures to be made pursuant to the foregoing clauses (A) through (I) are referred to as “Disclosable Interests”); and

(iii)       As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws (the “Bylaws”), the language of the proposed amendment) and (C) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder.

(iv)       For purposes of this Section 1.4, the term “Proposing Person” shall mean (A) the stockholder providing the notice of business proposed to be brought before an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (C) any affiliate or associate of such stockholder or beneficial owner and (D) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

(v)       A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(vi)       A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.4 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at its principal executive offices not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(d)       Unless otherwise provided by law, the Company’s certificate of incorporation (the “Certificate of Incorporation”) or these Bylaws, written notice of an annual or special meeting, stating the place, if any, date and time thereof, the means of remote communication, if any, by which each stockholder and proxy holder may be deemed to be present and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) days (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(e)       Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 1.4. The presiding officer of an annual meeting shall determine whether business was properly brought before the meeting in accordance with this Section 1.4. If he or she determines that business was not properly brought before the meeting in accordance with this Section 1.4, he or she shall so declare to the meeting and any such business shall not be transacted.

1.5       NOMINATIONS OF DIRECTORS

Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person properly calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board, including by any committee or persons appointed by the Board, (ii) by or at the direction of Parent while the Corporation is under Parent Control or (iii) by the holders of a majority of the Voting Stock while the Corporation is under Common Control (as defined below).

1.6       MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Notice of any meeting of stockholders shall be deemed given:

(a)       if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or

(b)       if electronically transmitted, as provided in Section 7.1 of these Bylaws.

An affidavit of the Secretary or an assistant Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

1.7       QUORUM.

Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the Voting Stock, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) any officer entitled to preside at or act as Secretary of a meeting of stockholders or (b) a majority of the Voting Stock, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 1.9 of these Bylaws until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

1.8       ADJOURNED MEETING; NOTICE.

Notwithstanding Section 1.7 of these Bylaws, the chairperson of the meeting or the Secretary of the Corporation upon direction of the Board pursuant to a resolution adopted by a majority of the entire Board may adjourn a meeting from time to time for any reason in accordance with this Section 1.8. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.9       CONDUCT OF BUSINESS.

At each meeting of stockholders, the President, if one shall have been elected, or in his or her absence or if one shall not have been elected, such person designated by the vote of the majority of the stockholders present at such meeting, shall act as chairperson of the meeting. The Secretary of the Corporation (or in his or her absence or inability to act, the person whom the chairperson of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of business.

1.10       VOTING.

At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include faxing, telegraphing or cabling) or by electronic transmission by such stockholder or by such stockholder’s duly authorized attorney and no such proxy shall be voted or acted upon after three (3) years from its date of authorization, unless the proxy provides for a longer period. Except as otherwise provided by or the Certificate of Incorporation, each holder of Voting Stock shall be entitled to one vote for each share registered in such stockholder's name on the books of the Corporation.

At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect a director. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority of the holders of the Voting Stock which are present in person or by proxy and entitled to vote thereon.

1.11       STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Any action required or permitted to be taken by the stockholders of the Corporation may be effected by an action by written consent in lieu of a meeting with the approval of the holders of outstanding Voting Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares of Voting Stock entitled to vote thereon were present and voted; provided, however, from and after such time as Parent beneficially owns less than a majority of the Voting Stock (“Common Control”), any action required or permitted to be taken by the stockholders of the Corporation must be effected only at a duly called annual or special meeting of such stockholders and may not be effected by any written consent in lieu of a meeting by such stockholders.

1.12       RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

If the Board does not so fix a record date:

(i)       The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)       The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

1.13       PROXIES.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder.

1.14       INSPECTORS OF ELECTION.

The Board, in advance of any meeting of the stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

ARTICLE II - DIRECTORS

2.1       POWERS.

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

2.2       NUMBER OF DIRECTORS.

The authorized number of directors shall be determined from time to time by resolution adopted by a majority of the Board; provided, however, that the Board shall consist of at least three (3) members and not more than twelve (12) members. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

2.3       ELECTION, REMOVAL AND TERM OF OFFICE OF DIRECTORS.

The directors shall be elected at a meeting of the stockholders pursuant to Section 1.10. Except as otherwise provided by law or by the Certificate of Incorporation, any director, directors or the entire Board may be removed, with or without cause, at any time (x) by the affirmative vote of the holders of a majority of the Voting Stock while the Corporation is under Parent Control and (y) by the affirmative vote of the holders of seventy-five percent (75%) of the Voting Stock while the Corporation is under Common Control. Except as provided in Section 2.4 of these Bylaws, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

2.4       RESIGNATION AND VACANCIES.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies and newly created directorships resulting from resulting from death, resignation, disqualification, retirement, removal or other causes any increase in the authorized number of directors shall be filled only by the affirmative vote of a majority of the Board then in office, although less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class in which the vacancy or newly created directorship was created or occurred and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation, disqualification, retirement, or removal.

2.5       PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

The Board may hold meetings, both regular and special, either within or without the State of Delaware, or by remote communication, and at such time as may be determined from time to time by the Board.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear, speak and/or communicate with each other, and such participation in a meeting pursuant to this Bylaw shall constitute presence in person at the meeting.

2.6       REGULAR MEETINGS.

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

2.7       SPECIAL MEETINGS; NOTICE.

Special meetings of the Board for any purpose or purposes may be called at any time by the President, the president, the chairman of the Board, the Secretary or a majority of the Board. Notice of the place, date and time of each such special meeting shall be given to each director by providing written notice to each director in person or by telephone, e-mail transmission or facsimile transmission, in each case not less than two (2) business days before the meeting, or by United States first-class mail, postage prepaid, which mailing shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. A written waiver of any such notice, signed by the director entitled hereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Notice of special meetings of the Board need not state the purpose thereof, except as otherwise expressly provided by law, by the Certificate of Incorporation or by these Bylaws. Any and all business may be transacted at a special meeting, unless otherwise indicated in the notice thereof or provided by law, by the Certificate of Incorporation or by these Bylaws.

2.8       QUORUM; ADJOURNMENTS.

At all regular or special meetings of the Board, the presence of a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by the DGCL, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At the adjourned meeting, the Board may transact any business which might have been transacted at the original meeting

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

2.9       BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

2.10       FEES AND COMPENSATION OF DIRECTORS.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE III - COMMITTEES

3.1       COMMITTEES OF DIRECTORS.

The Board may designate one (1) or more special or standing committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any Bylaw of the Corporation.

3.2       COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

3.3       MEETINGS AND ACTION OF COMMITTEES.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(a)       Section 2.5 (place of meetings and meetings by telephone);

(b)       Section 2.6 (regular meetings);

(c)       Section 2.7 (special meetings and notice);

(d)       Section 2.8 (quorum and adjournments);

(e)       Section 2.9 (action without a meeting); and

(f)       Section 6.13 (waiver of notice),

with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, however :

(i)       the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii)       special meetings of committees may also be called by resolution of the Board; and

(iii)       notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE IV - OFFICERS

4.1       OFFICERS.

The officers of the Corporation shall be a president (“President”) and secretary (“Secretary”). The Corporation may also have, at the discretion of the Board, a chairman of the Board, a vice chairman of the Board, president, vice president, chief financial officer, treasurer, assistant treasurer, or assistant secretary, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.

4.2       APPOINTMENT OF OFFICERS.

The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 of these Bylaws, subject to the rights, if any, of an officer under any contract of employment.

4.3       SUBORDINATE OFFICERS.

The Board may appoint, or empower the President or, in the absence of a President, the Secretary, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

4.4       REMOVAL AND RESIGNATION OF OFFICERS.

Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice.

Any removal or resignation of an officer pursuant to this Section 4.4 shall be without prejudice to the rights, if any, of the Corporation or such officer pursuant to any contract to which the officer is a party.

4.5       VACANCIES IN OFFICES.

Any vacancy occurring in any office of the Corporation shall be filled for the unexpired portion of the term by the Board or as provided in Section 4.2.

4.6       REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

The President, president, vice president, treasurer, Secretary, assistant treasurer or assistant Secretary of this Corporation, or any other person authorized by the Board, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

4.7       AUTHORITY AND DUTIES OF OFFICERS.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE V - RECORDS AND REPORTS

5.1       MAINTENANCE AND INSPECTION OF RECORDS.

The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records. Notwithstanding anything to the contrary in these Bylaws, any stockholder of record shall be entitled to all rights to which such stockholder is entitled pursuant to Section 220 of the DGCL.

5.2       INSPECTION BY DIRECTORS.

Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VI - GENERAL MATTERS

6.1       EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

6.2       TRANSFER AGENT AND REGISTRARS.

The Board may appoint a transfer agent or agents and a registrar or registrars of transfer (including the Corporation itself but not an employee thereof) for the issuance of shares of stock of the Corporation and may require that all stock certificates bear the signature of such transfer agent and registrar. In the event a share certificate is authenticated by both the transfer agent and registrar, any share certificate may be signed by the facsimile of the signature of the Corporation’s officers listed in Section 6.3 below printed thereon. If the same is countersigned by the transfer agent and registrar of the Corporation, the certificates bearing the facsimile of the signatures of such officer or officers shall be valid in all respects as if such person or persons were still in office even though such person or persons shall have died or otherwise ceased to be officers.

6.3       STOCK CERTIFICATES; PARTLY PAID SHARES.

The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the President, president or vice-president or chairman or vice chairman of the Board, and by the treasurer or assistant treasurer, or Secretary or assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. No holder of any class or series of stock that has been designated as “uncertificated” shall be entitled to a certificate signed by, or in the name of, the Corporation representing the number of shares registered in uncertificated form.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.4       SPECIAL DESIGNATION ON CERTIFICATES.

Pursuant to the Certificate of Incorporation, the Corporation is authorized to issue more than one class of stock or more than one series of any class, and the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full in the Certificate of Incorporation and a certificate of designation and the Certificate of Incorporation and such certificate of designation shall be referenced on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In the case of uncertificated shares, within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 6.4 or Sections 6.3 and 6.10, or with respect to this section a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.5       LOST CERTIFICATES.

Except as provided in this Section 6.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.6       CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

6.7       DIVIDENDS.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

6.8        FISCAL YEAR.

Except as otherwise determined and changed by the Board from time to time, the fiscal year of the Corporation shall end on the last day of September of each year.

6.9        SEAL.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

6.10       TRANSFER OF STOCK.

Shares of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

6.11       STOCK TRANSFER AGREEMENTS.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

6.12       REGISTERED STOCKHOLDERS.

The Corporation:

(i)       shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(ii)       shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(iii)        shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

6.13       WAIVER OF NOTICE.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VII - NOTICE BY ELECTRONIC TRANSMISSION

7.1       NOTICE OR CONSENT BY ELECTRONIC TRANSMISSION.

Without limiting the manner by which notice or consent otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice or consent given by or to the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission by a person or entity setting forth or submitted with information from which it can be determined that the electronic transmission was authorized by such person or entity.

7.2       DEFINITION OF ELECTRONIC TRANSMISSION.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE VIII - INDEMNIFICATION

8.1       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Corporation shall indemnify its directors and officers to the fullest extent permitted by the DGCL and the Certificate of Incorporation.

8.2       NON-EXCLUSIVITY OF RIGHTS.

The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or directors or otherwise.

8.3       INSURANCE.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws.

8.4       CONTINUATION OF INDEMNIFICATION.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article VIII, the DGCL and the Certificate of Incorporation shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

8.5       AMENDMENT OR REPEAL.

The provisions of this Article VIII shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and pursuant to this Article VIII the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article VIII are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses Bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

ARTICLE IX - AMENDMENTS

Subject to the limitations set forth in Section 8.5 of these Bylaws or the provisions of the Corporation’s Certificate of Incorporation, the Board is expressly empowered to adopt, amend or repeal these Bylaws. Any adoption, amendment or repeal of these Bylaws by the Board shall require the approval of a majority of the Board. The stockholders also shall have power to adopt, amend or repeal these Bylaws; provided, however, that such action by stockholders shall require the affirmative vote of (a) a majority of the Voting Stock while the Corporation is under Parent Control and (b) at least seventy-five percent (75%) of the Voting Stock from and after the time that the Corporation is under Common Control.

* * * * *

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Secretary of Fig Publishing, Inc., a Delaware corporation, and that the foregoing Bylaws, were adopted by the Board, effective as of April 17, 2020

IN WITNESS WHEREOF, the undersigned has hereunto executed as of the date first written above.

Justin Bailey, Secretary